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                                                                                                                                      Exhibit 10.2

SECOND AMENDMENT TO THE AGREEMENT
AND PLAN OF RECAPITALIZATION

Second Amendment (this "Amendment"), dated as of June 29, 1994, to the Agreement and Plan of Recapitalization (as amended, the "Plan of Recapitalization"), dated as of March 25, 1994, by and among UAL Corporation, a Delaware corporation (the "Company"), Air Line Pilots Association, International, pursuant to its authority as the collective bargaining representative for the crafts or class of pilots employed by United Air Lines, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company ("United"), and the International Association of Machinists and Aerospace Workers, pursuant to its authority as the collective bargaining representative for the crafts or classes of mechanics and related employees, ramp and stores employees, food service employees, dispatchers and security officers employed by United, as amended by the First Amendment to the Plan of Recapitalization, dated as of June 2, 1994.

W I T N E S S ET H

WHEREAS, the parties hereto desire to amend the Plan of Recapitalization and certain Schedules thereto; and

WHEREAS, Section 10.3 (a) of the Plan of Recapitalization permits amendments to the Plan of Recapitalization and the Schedules thereto by written instrument signed by all parties;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto agree an follows:

1. Section 1.3 of the Plan of Recapitalization is hereby amended and restated in its entirety in the form attached to this Amendment asExhibit A.

2. Section 1.5(b) of the Plan of Recapitalization in hereby amended and restated in its entirety in the form attached to this Amendment as Exhibit B.

3. Section 1.11 of the Plan of Recapitalization is hereby amended and restated in its entirety in the form attached to this Amendment as Exhibit C.

4. Article FOURTH, Part I.D, Section 2.5 of the Restated Certificate is hereby amended and restated in its entirety in the form attached to this Amendment as Exhibit D.

Miscellaneous

A. Definitions. Capitalized terms used in this Amendment and not defined herein shall have the meanings ascribed to them in the Plan of Recapitalization or the Schedules or other attachments thereto.

B. Entire Plan of Recapitalization; Restatement. The Plan of Recapitalization, as amended by this Amendment, is the entire agreement of the parties with respect to the subject matter hereof and the parties hereto hereby agree that the Plan of Recapitalization and all Schedules thereto may be restated to reflect all amendments provided for in this Amendment.

C. Governing Law. This Amendment shall be deemed to be made in and in all respects shall be interpreted, governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of laws principles thereof.

D. Counterparts. This Amendment may be executed in counterparts, each of which shall be an original and all of which shall together constitute one and the same instrument.

Second Amendment to the Agreement
and Plan of Recapitalization

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized on the date first above written.

UAL CORPORATION

By: /s/ Stephen M. Wolf
Name: Stephen M. Wolf
Title: Chairman and Chief
       Executive Officer

AIR LINE PILOTS ASSOCIATION,
INTERNATIONAL

By: /s/ Roger D. Hall
Name: Roger D. Hall
Title: Chairman, UAL-MEC

INTERNATIONAL ASSOCIATION OF
MACHINISTS AND AEROSPACE WORKERS

By: /s/ Ken Thiede
Name: Ken Thiede
Title: President and
       General Chairman,
       District Lodge 141

EXHIBIT INDEX

  Exhibit A - Section 1.3 of the Plan of Recapitalization
  Exhibit B - Section 1.5 (b) of the Plan of Recapitalization
  Exhibit C - Section 1.11 of the Plan of Recapitalization   Exhibit D - Article FOURTH, Part I.D, Section 2.5 of the Restated Certificate

EXHIBIT A

 SECTION 1.3 Redemption. Following the Effective Time, all outstanding shares of Redeemable Preferred Stock shall, to the extent of funds legally available therefor and subject to the provisions of the Restated Certificate, be redeemed immediately after issuance according to the terms thereof (the "Redemption"). Pursuant to the Redemption, the holders of Redeemable Preferred Stock, if any, shall be entitled to receive, in respect of each one one-thousandth of a share of Redeemable Preferred Stock, subject to the terms thereof and Section 1. 5(f):

(i) 25.80 in cash;   (ii) either (a) if the Underwriting Alternative with respect to depositary shares (the "Depositary Shares") representing interests in Series B Preferred Stock of the Company, without par value (the "Public Preferred Stock"), is not consummated, both (I) an additional cash payment equal to $12.20, plus (II) Depositary Shares representing interests in a liquidation preference of Public Preferred Stock equal to the excess of (xx) $31.10 over (yy) the product of $12.20 and a fraction (but in no event less than one) the numerator of which is the Applicable Rate with respect to the Depositary Shares assuming that the Underwriting Alternative with respect to the Depositary Shares is consummated, and the denominator of which is 11.375%, or (b) if the Underwriting Alternative with respect to the Depositary Shares is consummated, a cash payment equal to the Depositary Share Proceeds Amount (as defined in Section 1.11 below);

(iii) either (a) $15.55 principal amount of Series A Senior Unsecured Debentures due 2004 of United issued as provided below (the "Series A Debentures") or (b) if the Underwriting Alternative with respect to the Series A Debentures is consummated, a cash payment equal to the Series A Debenture Proceeds Amount (as defined in Section 1.11 below); and

(iv) either (a) $15.55 principal amount of Series B Senior Unsecured Debentures due 2014 of United issued as provided below (the "Series B Debentures" and, together with the Series A Debentures, collectively, the "Debentures") or (b) if the underwriting Alternative with respect to the Series B Debentures is consummated, a cash payment equal to the Series B Debenture Proceeds Amount (as defined in Section 1.11 below).
  The Depositary Shares shall be issued pursuant to a Deposit Agreement substantially in the form set forth on Schedule 1.3 (a) (the "Deposit Agreement"). The Depositary Shares shall be issued only in denominations of $25.00 of liquidation preference and integral multiples thereof. The Public Preferred Stock shall have the rights, powers and privileges described in the Restated Certificate, which shall include a per share liquidation preference of $25,000. The Debentures shall be issued pursuant to the Indenture, dated as of July 1, 1991, between United and the Bank of New York, and the Officers' Certificate (the "Officers' Certificate") in form and substance as set forth on Schedule 1.3 (b) (collectively, the "Indenture"). Such Indenture shall be qualified under the Trust Indenture Act of 1939, and the rules and regulations promulgated thereunder (the "TIA"). The Debentures shall be issued only in denominations of $100 and integral multiples thereof or, if the Underwriting Alternative with respect to either series of Debentures is consummated at or prior to the Effective Time and the Company so elects, denominations of $1,000 and integral multiple thereof, in which case conforming changes shall be made to this Agreement and the attachments hereto to take into account such greater denominations with respect to such series.

EXHIBIT B

  [SECTION 1.5 Surrender and Exchange.]
  (b) Each holder of Old Shares that have been converted into New Shares and Redeemable Preferred Stock, upon surrender to the Exchange Agent of an Old Certificate or Certificates, together with a properly completed letter of transmittal covering such Old Shares, will be entitled to receive in respect of such Old Shares, subject to Section 1.5(f):

  (i) a certificate or certificates representing 0.5 of a New Share for each Old Share formerly represented by such Old Certificate or Certificates in accordance with Section 1.2:

(ii) either (a) if the Underwriting Alternative with respect to Depositary Shares representing interests in the Public Preferred Stock is not consummated, for each Old Share formerly represented by such Old Certificate or Certificates in respect of the Redemption, both (I) a cash payment equal to $12.20, plus (II) a depositary receipt or receipts representing Depositary Shares representing interests in a liquidation preference of Public Preferred Stock equal to the excess of (xx) $31.10 over (yy) the product of $12.20 and a fraction (but in no event less than one) the numerator of which is the Applicable Rate with respect to the Depositary Shares assuming that the Underwriting Alternative with respect to the Depositary Shares is consummated, and the denominator of which is 11.375%, or (b) if the Underwriting Alternative with respect to the Depositary Shares is consummated, a cash payment equal to the Depositary Share Proceeds Amount in respect of the Redemption;

(iii) either (a) $15.55 principal amount of Series A Debentures for each old Share formerly represented by such Old Certificate or Certificates in respect of the Redemption or (b) if the Underwriting Alternative with respect to the Series A Debentures is consummated, a cash payment equal to the Series A Debenture Proceeds Amount in respect of the Redemption;

(iv) either (a) $15.55 principal amount of Series B Debentures for each Old Share formerly represented by such Old Certificate or Certificates in respect of the Redemption or (b) if the Underwriting Alternative with respect to the Series B Debentures is consummated, a cash payment equal to the Series B Debenture Proceeds Amount in respect of the Redemption; and

(v) a cash payment of $25.80 for each Old Share formerly represented by such Old Certificate or Certificates in respect of the Redemption (the cash and/or securities distributed pursuant to clauses (i) through (v), collectively, the "Recapitalization Consideration").

 Until so surrendered, each Old Certificate or Certificates formerly representing Old Shares shall, after the Effective Time, represent for all purposes only the right to receive such Recapitalization Consideration.

EXHIBIT C

 Section 1.11 Underwriting Alternative

The Company has elected to pursue the underwriting of (a) a number of Depositary Shares calculated as provided in the next sentence, (b) $382.5 million principal amount of Series A Debentures, subject to reduction as described below, and (c) $382.5 principal amount of Series B Debentures, subject to reduction as described below (referred to collectively herein as the "Underwriting Alternative"), and the consummation of the underwritings with respect to the Depositary Shares and the Debentures shall be in lieu of issuing Depositary Shares and Debentures to holders of Old Shares pursuant to Section 1.5 hereof, to holders of Options pursuant to Section 1.7 hereof and to holders of Convertible Company Securities pursuant to Section 1.8 hereof. The number of Depositary Shares that shall be subject to the Underwriting Alternative (which may be rounded up to produce an aggregate amount of Depositary Shares that is consistent with customary aggregate underwriting denominations) shall equal one twenty-fifth of the excess of (I) the product of $765 million and a fraction (such fraction, which shall in no event be greater than one, is referred to herein as the "Liquidation Preference Fraction"), the numerator of which is 11.375%, and the denominator of which is the Applicable Rate with respect to the Depositary Shares assuming that the Underwriting Alternative with respect to the Depositary Shares is consummated, over (II) $300 million. The Company shall use its best efforts to accomplish such underwritings, including entering into a firm commitment underwriting agreement or agreements, provided, however, that the Company may elect to terminate the Underwriting Alternative at any time prior to the Effective Time. The Unions will cooperate and use their respective best efforts to facilitate the underwritings. The Underwriting Alternative will be effected in accordance with customary underwriting agreements which may reflect that, if the Company is advised by the managing underwriter or managing underwriters that the Series A Debentures or Series B Debentures would be priced in excess of the maximum price applicable to such security (so that such security, if priced at the applicable Maximum Pricing, could only be sold at less than par), and is further advised that consistent with industry practice the Underwriting Alternative will be facilitated by the sale of such securities at or closer to par, the Company may reduce the amount of such securities to be sold and increase the interest rate above the applicable Maximum Pricing so that such securities may be sold at or closer to par, provided that (1) the yield to maturity of the reduced par amount of Debentures will not exceed the yield to maturity that would result if the unreduced par amount of such Debentures were priced at a discount to par using the Maximum Pricing for the respective Debenture and (2) the proceeds from the issuance of the reduced par amount of Debentures will equal the proceeds that would result if the unreduced par amount of such Debentures were priced at a discount to par using the Maximum Pricing for the respective Debenture. If the Underwriting Alternative is consummated, the amount of cash payable in respect of each Old Share shall equal the sum of (i) $25.80 per share, (ii) the sum of $12.20 and the gross proceeds (price to the public without deducting any underwriting discount or other cost) received by the Company from the sale of the "Underwriting Liquidation Preference" of Public Preferred Stock as represented by Depositary Shares in the Underwriting Alternative (collectively, the "Depositary Share Proceeds Amount"), (iii) the gross proceeds (price to the public without deducting any underwriting discount or other costs) received by United from the sale of each $15.55 principal amount of Series A Debentures in the Underwriting Alternative (subject to adjustment as described in the immediately preceding sentence, the "Series A Debenture Proceeds Amount") and (iv) the gross proceeds (price to the public without deducting any underwriting discount or other costs) received by United from the sale of each $15.55 principal amount of Series B Debentures in the Underwriting Alternative (subject to adjustment as described in the immediately preceding sentence, the "Series B Debenture Proceeds Amount"). The "Underwriting Liquidation Preference" shall equal the excess of (I) the product of $31.10 and the Liquidation Preference Fraction over (III) $12.20.

EXHIBIT D
[D. DESIGNATION, PREFERENCES AND RIGHTS OF
    SERIES D REDEEMABLE PREFERRED STOCK]
  2.5 "Redemption Consideration" shall mean (subject to Section 6 hereof) (i) $25.80 in cash, (ii)$15.55 principal amount of Series A Debentures,* (iii)
$15.55 principal amount of Series B Debentures** and (iv) an additional $12.20 in cash and Depositary Shares representing interests in $ *** in liquidation preference of shares of Series B Preferred Stock, which Preferred Stock shall be issued in the name of the Depositary pursuant to the Deposit Agreement and against which the Depositary shall issue Depositary Shares to the holder of the fraction of a share of the Series D Preferred Stock being redeemed, as provided in the Deposit Agreement,**** such Redemption Consideration to be distributed by the
Corporation in respect of each 1/1,OOOth of a share of Series D Preferred Stock to the holder thereof upon the redemption of such fraction of a share as provided in Section 6 hereof and as adjusted as provided in Section 6 hereof.

  * If the Underwriting Alternative with respect to the Series A Debentures is consummated, delete clause (ii), increase the cash payment in clause (i) by the Series A Debenture Proceeds Amount and revise definitions as appropriate.

** If the Underwriting Alternative with respect to the Series B Debentures is consummated, delete clause (iii), increase the cash payment in clause (i) by the Series B Debenture Proceeds Amount and revise definitions as appropriate.

*** Amount to be calculated in accordance with Plan of Recapitalization.

**** If the Underwriting Alternative with respect to the Depositary Shares is consummated, delete clause (iv), increase the cash payment in clause (i) by the Depositary Share Proceeds Amount and revise definitions as appropriate.

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